UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 9, 2015

Pershing Gold Corporation

(exact name of registrant as specified in its charter)

Nevada	000-54710	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1658 Cole Boulevard Building 6 - Suite 210 Lakewood, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 974-7248

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2015, Mr. Alan D. Branham and Mr. Edward M. Karr were appointed to the Board of Directors (the “Board”) of Pershing Gold Corporation (the “Company”). Neither Mr. Branham nor Mr. Karr have a family relationship with any member of the Board nor any executive officer of the Company, and neither has been a participant or had any interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K.  To the Company’s knowledge, there is no arrangement or understanding between any of its directors, officers and either Mr. Branham or Mr. Karr pursuant to which either was selected to serve as a director of the Company.  Mr. Branham has been appointed to serve on the Audit Committee and Corporate Governance and Nominating Committee, and Mr. Karr has been appointed to serve on the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee.

Pursuant to the Company’s 2013 Equity Incentive Plan, on June 9, 2015 the Company granted Mr. Karr and Mr. Branham 100,000 restricted stock units (each unit consisting of the right to receive one share of the Company’s common stock) vesting in equal installments on the first three anniversaries of the grant date, subject to acceleration upon termination of service on the Company’s board of directors or upon a change of control, such units to be settled by the issuance of common stock upon termination of service on the Company’s board of directors or upon a change of control, all as set forth in the award agreement.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its 2015 Annual Meeting of Stockholders (the “Meeting”) on June 9, 2015 in Denver, Colorado. Of the 418,470,156 shares entitled to vote as of the record date, 304,571,257 shares (72.78%) were present or represented by proxy at the Meeting. The Company’s stockholders approved all of the nominees and proposals. Specifically, the Company’s stockholders (i) approved the election of Stephen Alfers, Barry Honig and Alex Morrison as directors of the Company, to hold office until the next annual meeting of the Company’s stockholders or until their successors are elected and qualified, and (ii) ratified the appointment of KBL, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The results of the voting on the matters submitted to the stockholders were as follows:

1.	Election of three directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Steve Alfers	236,790,106	1,329,446	66,451,705
Barry Honig	236,713,456	1,406,096	66,451,705
Alex Morrison	236,821,656	1,297,896	66,451,705

2.	Ratification of the appointment of KBL, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

Votes For	Votes Against	Abstentions
303,456,269	387,092	727,896

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2015

PERSHING GOLD CORPORATION

By:	/s/ Eric Alexander
Eric Alexander
Vice President of Finance and Controller

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